                                                                   EXHIBIT 10.12

DATE: 25 JANUARY 2005


                               SUBJECT TO CONTRACT

                                TRM (ATM) LIMITED

                                       AND

                   ALLIANCE & LEICESTER CASH SOLUTIONS LIMITED

                       AGREEMENT FOR THE PROVISION OF CASH

CONTENTS

1.    DEFINITIONS AND INTERPRETATION.............................................................................   4
2.    PROVISION OF SERVICES......................................................................................   6
3.    TITLE, RISK AND DECLARATION OF TRUST.......................................................................   8
4.    FEES.......................................................................................................   9
5.    DURATION...................................................................................................  10
6.    WARRANTIES.................................................................................................  10
7.    CONFIDENTIALITY............................................................................................  11
8.    INTELLECTUAL PROPERTY......................................................................................  12
9.    ENTIRE AGREEMENT...........................................................................................  12
10.      ASSIGNMENT..............................................................................................  12
11.      TERMINATION.............................................................................................  12
12.      FORCE MAJEURE...........................................................................................  13
13.      LIABILITY AND INSURANCE.................................................................................  14
14.      DISCREPANCIES...........................................................................................  15
15.      DISPUTES................................................................................................  16
16.      WAIVER..................................................................................................  16
17.      SEVERABILITY............................................................................................  16
18.      NOTICES.................................................................................................  16
19.      AUTHORITIES.............................................................................................  16
20.      THIRD PARTY RIGHTS......................................................................................  16
21.      APPLICABLE LAWS AND DATA PROTECTION.....................................................................  16
22.      AUDIT AND PROVISION OF INFORMATION......................................................................  17
23.      LAW.....................................................................................................  17

This Agreement is made on the 25 day of January 2005

BETWEEN

(1) TRM ATM LIMITED (Company Number: 3782309) whose registered office is at Tower 42,Level 23,25 Broad Street, London EC2N 1HQ ("CUSTOMER"); and

(2) ALLIANCE & LEICESTER CASH SOLUTIONS LIMITED (Company Number 4282945) whose registered office is at Carlton Park, Narborough, Leicester, LE19 0AL ("ALCS")

WHEREAS:-

1. The Customer has a requirement for bank notes for its ATM business in the UK.

2. ALCS has agreed to supply bank notes to the Customer in accordance with the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.    DEFINITIONS AND INTERPRETATION

In this Agreement, unless the context otherwise requires, the following expressions shall bear the meanings set out against them below:

"ADDITIONAL SERVICES"               means any additional services agreed to be
                                    provided by ALCS as set out in Schedule 1.

"AFFILIATE"                         means any Subsidiary(s) or Holding
                                    Company(s) of that party and any other
                                    Subsidiary(s) of that/those Holding
                                    Company(s) at any time during the term of
                                    this Agreement.

"AGENT" means Securicor Cash Centres Limited or any other agent appointed by ALCS pursuant to Clause 2.3 of this Agreement for the purposes of providing all or part of the Services.

"ATM" means an automated teller machine owned by the Customer in respect of which Notes are supplied by ALCS subject to the terms and conditions of this Agreement.

"ATM USER"                          means any cardholder authorised to use an
                                    ATM.

"BANKING DAY"                       means a day (other than a Saturday or a
                                    Sunday) on which banks in London are open
                                    for general business.

"BASE RATE"                         means the base rate of Alliance & Leicester
                                    plc from time to time.

"CARRIER"                           means a cash in transit company employed to
                                    transport Cash between Nominated Cash
                                    Centres and the Customer approved by ALCS in
                                    accordance with Clause 10.3.

"CASH" means legal tender under the Currency and Bank Notes Act 1954; any banknotes which are legal tender in Scotland, Northern Ireland and the Channel Islands (including the Isle of Man, Jersey and Guernsey); and any bank notes in any denominations which are at any time legal tender in those jurisdictions.

"CASH VALUE"                        means the face value of all Cash provided by
                                    ALCS to the Customer.

"CHAPS"                             means the Clearing Houses Automated Payment
                                    System.

"COMMENCEMENT DATE"                 means 1st February 2004

"CONFIDENTIAL INFORMATION"          means this Agreement, and all information
                                    and materials in whatever form relating to a
                                    party's business and customers (which in the
                                    case of ALCS includes its Agent's business
                                    and customers) obtained by a party as a
                                    result of entering into this Agreement,
                                    together with any other information or
                                    materials which by their nature are
                                    confidential.

"CUT-OFF TIME"                      means the time before which Cash must be
                                    collected from a Nominated Cash Centre by a
                                    Carrier, as notified to the Customer by ALCS
                                    from time to time.

"DAY OF ORDER"                      means each day on which the Customer
                                    generates an Order with ALCS for Notes under
                                    this Agreement.

"DISCREPANCY"                       means any irregularity in the amount of
                                    Notes that the Customer claims it has
                                    received from or provided to ALCS, and the
                                    amount of value of the Notes that ALCS
                                    believes it has provided or received from
                                    the Customer.

"FEES" means the fees to be paid by the Customer to ALCS under this Agreement as set out in
                                    Schedule 2 and this Agreement.

"FULLY SERVICED"                    means, in relation to an ATM, that ATM is
                                    stocked with Notes supplied solely by ALCS
                                    in accordance with the terms of this
                                    Agreement.

"HOLDING COMPANY"                   has the meaning given in Section 736 of the
                                    Companies Act 1985.

"INTELLECTUAL PROPERTY"             means all rights in copyright, patents,
                                    know-how, Confidential Information, database
                                    rights and designs (whether registered or
                                    unregistered) and any applications to
                                    register or rights to apply to register the
                                    same existing anywhere in the world.

"LIBOR" means the London Interbank Offer Rate for one month as published in the Financial
                                    Times on the day prior to the last Banking
                                    Day of each calendar month.

"LINK"                              means Link Interchange Network Limited.

"LINK OPERATING RULES"              means the operating rules of LINK in force
                                    from time to time.

"MERCHANT SERVICED"                 means, in relation to an ATM, that ATM is
                                    stocked with Notes supplied by a party other
                                    than ALCS.

"NCS" means the Bank of England's note circulation scheme, as amended from time to time, and any successor scheme.

"NOMINATED CASH CENTRE"             means those cash centres of ALCS or its
                                    Agents nominated by ALCS for use by the
                                    Customer for the purposes of this Agreement.

"NOTE"                              means Cash in the form of banknotes.

"ORDER" means each order from the Customer for the provision of Cash by ALCS.

"PBNE" means plastic banknote envelopes (including envelopes, sachets, packets, containers, plastic or linen bags or otherwise) for provision of, or deposits of, Cash.

"PROCESSING AGENT"                  means ATMOS or such other person as may
                                    be approved by ALCS in accordance with
                                    Clause 10.3 from time to time.

"REQUIREMENTS DOCUMENT"             means the Requirements Document set out in
                                    Schedule 3 to this Agreement, as amended
                                    from time to time by written agreement
                                    between the parties.

"RPI"                               means the percentage increase, in each
                                    calendar year from the Commencement Date in the United Kingdom All Items Index published by the UK National Statistical Office (or by a successor Ministry, Department or other office) from time to time or any replacement index.

"SUBSIDIARY"                        has the meaning given in Section 736 of the
                                    Companies Act 1985.

"THE SERVICES"                      means the provision of Cash in accordance
                                    with this Agreement, together with any
                                    Additional Services set out in Schedule 1.

"VAT" means value-added tax under or pursuant to the EC Sixth VAT Directive 77/388/EEC or any subsequent legislation and any similar tax imposed in substitution for, or in addition to, such tax.

1.1 Clause headings are for convenience only and shall not affect the interpretation of this Agreement.

1.2 All Schedules to this Agreement constitute an integral part of this Agreement.

1.3 Except where the context otherwise requires, words importing the singular include the plural and vice versa.

2.    PROVISION OF SERVICES

2.1 In consideration of the payment of the Fees, and subject to the Customer complying with its obligations under this Agreement, ALCS shall provide Notes to the Customer for use in ATMs in accordance with Orders and subject to the terms and conditions of this Agreement and the requirements of Schedule 1 and the Requirements Document. The Customer may not Order more than (pound)60,000 of Notes per ATM in any one Order without the prior written consent of ALCS

2.2 ALCS may provide Additional Services by agreement with the Customer, and such additional terms and conditions as the parties shall agree in writing shall apply in respect of such Additional Services.

2.3 ALCS shall be permitted to use third parties to act as agents on its behalf for the provision and receipt of Cash as required, and to provide any other services agreed to be provided by ALCS to the Customer under this Agreement.

2.4 The Customer shall ensure that all Ordered Cash is collected from Nominated Cash Centres each day before the relevant Cut-Off Time.

2.5 All Cash provided pursuant to this Agreement is to be collected by the Customer's Carrier from the Nominated Cash Centres at the Customer's sole cost.

2.6 All collections and deposits of Cash at Nominated Cash Centres made on behalf of the Customer shall be made only by Carriers approved by ALCS in accordance with Clause 10.3 who are accredited by the British Security Industry Association. The Customer shall provide ALCS with evidence of such accreditation to ALCS prior to employing a carrier in connection with this Agreement, and annually thereafter.

2.7 Orders for Cash shall be generated by the Customer in accordance with the procedures set out in Schedule 1 and the Requirements Document, and as notified by ALCS to the Customer from time to time.

         2.8 The Customer shall arrange for collection by its Carrier of Notes which have not been withdrawn from ATMs by ATM Users, and the delivery of those Notes to Nominated Cash Centres, in accordance with the timeframes and procedures agreed between the parties from time to time and the provisions of the Requirements Document.

         2.9      The Customer hereby undertakes to ensure that its Carrier:

                  2.9.1 is made aware of the responsibilities accepted by the Customer and the liabilities imposed on the Customer under this Agreement;

                  2.9.2 is, in respect of the Notes, comprehensively insured for loss, theft, damage and other risks at all times that Notes are in the Carrier's possession;

                  2.9.3 at all times keeps Notes in containers separate from all other notes in its possession and ensures that such containers are distinctly marked to enable the Notes to be identified as having been supplied to the Customer by ALCS;

                  2.9.4 ensures that all Notes collected from Nominated Cash Centres are filled into ATMs within 7 Banking Days of collection from ALCS;

                  2.9.5 ensures (when making deposits at Nominated Cash Centres under Clause 2.9 that the deposit documentation provided with each such deposit clearly identifies the ATM from which the Notes/ATM cassettes have been collected prior to their return to the Nominated Cash Centre. If a deposit comprises Notes/ATM cassettes removed from more than one ATM; then the deposit documentation provided with such deposit shall clearly identify which deposit of Notes/identified ATM cassettes have been removed from each individually identified ATM;

                  2.9.6 provides a monthly statement to ALCS detailing Notes held in the name of ALCS, Notes to be used for ATM replenishment and Notes awaiting return to ALCS, and provides all necessary co-operation to enable ALCS to carry out a monthly check to confirm the total value of Notes held by each Carrier from time to time; and

                  2.9.7 is aware that beneficial ownership of the Notes is vested at all times in ALCS.

         2.10 The Customer undertakes to ensure that its Processing Agent carries out full reconciliation of ATMs (to include calculation of Note withdrawals by ATM Users and Note refilling by the Customer's Carrier) on a daily basis.

         2.11 The Customer shall give ALCS at least 10 days written notice if the status of any ATM is to be changed from Fully Serviced to Merchant Serviced so as to enable ALCS to terminate the existing Regular Orders for that ATM. No notice may be served until a Fully Serviced ATM has been serviced by ALCS under this Agreement for at least 2 months. ALCS shall not provide Notes for any Merchant Serviced ATMs.

         2.12 The Customer hereby undertakes that it shall, promptly upon written request by ALCS, make such arrangements as are reasonably required by ALCS to provide security to ALCS:

                  2.13.1 for the discharge by the Customer of its obligations under this Agreement;

                  2.13.2   for the security of the Notes; and/or

                  2.13.3   the return of the Notes to ALCS.

                  2.13 The Customer shall procure settlement of the Cash Value of the Notes in favour of ALCS in accordance with the following procedure:

                  2.13.1 in respect of Notes withdrawn by ATM Users from ATMs, by direct credit by LINK into a Bank of England settlement account in the name of ALCS of an amount equal to the Cash Value of Notes withdrawn in accordance with the LINK Operating Rules; and

                  2.13.2 in respect of Notes not withdrawn by ATM Users from ATMs, by the return of Notes to a Nominated Cash Centre in accordance with Clause 2.9.

         2.14 Discrepancies of Cash shall be dealt with in accordance with Clause 14. Discrepancies in respect of Additional Services shall be dealt with as agreed between the parties.

         2.15 The parties shall hold quarterly meetings at a location to be agreed to review any relevant matters in relation to this Agreement generally.

         2.16 Each party shall meet all their respective obligations as set out in Schedules 1 and the Requirements Document within the time frames set out in Schedule 1 and the Requirements Document. In particular, the Customer shall ensure that its Processing Agent and its Carrier(s) carry out their duties on the Customers' behalf so as to meet all the Customers obligations within those required time frames. In the event of any conflict between Schedule 1 and the Requirements Document, the provisions of the Requirements Document will prevail, but only to the extent required to resolve such conflict.

         2.17 If the Customer wishes ALCS to provide Euro banknotes under this Agreement then ALCS shall consider if this is practical and the parties shall discuss the Customer's proposal. If ALCS agrees to provide Euro banknotes then this Agreement shall be amended in accordance with Clause 9.1 to incorporate any additional or amended Fees and terms and conditions in respect of the same.

         [2.18]   Deleted

         2.19 Re-banking of Notes not withdrawn by ATM Users from ATMs by way of redelivery to a Nominated Cash Centre will be carried out at ALCS' cost provided that the Cash Value of Notes to be re-banked does not exceed 30% of the value of the Order(s) relating to those particular Notes. If re-banking of Notes exceeds the 30% limit on a regular basis then ALCS and the Customer shall enter into good faith negotiations to revise the ATM Management Fee set out in Schedule 2. The parties shall endeavour to reach agreement on a new ATM Management Fee within one month of commencement of discussions. If no agreement is reached in that time, then ALCS may determine, in its sole discretion, the amended ATM Management Fee applicable from that date.

         3.       TITLE, RISK AND DECLARATION OF TRUST

         3.1 On delivery (by means of a release of Notes to the Customer's Carrier by ALCS's Agent following an Order placed by the Customer), risk in the Notes shall pass to the Customer. Risk in the Notes shall remain with the Customer until the earlier of:

                  3.1.1 the time that the Notes are withdrawn by an ATM User from ATMs; or

                  3.1.2 the time that the Notes are re-delivered to, and receipted by, ALCS.

                  The Customer shall be liable to ALCS for the Cash Value of Notes during the whole of the period in which risk in the Notes is vested in the Customer under this Clause 3.1.

         3.2 ALCS's Agent at each Nominated Cash Centre will obtain a dated and time stamped receipt (prepared by the Agent) signed by the Customer's Carrier as evidence of each delivery of Notes to the Customer's Carrier.

         3.3 Beneficial ownership of the Notes shall at all times be retained by ALCS until the Notes are withdrawn by ATM Users from ATMs. Accordingly, the Customer hereby agrees that it will hold the Notes on trust for ALCS absolutely from the time that they are delivered by ALCS to the Carrier until the earlier of:

                  3.2.1 the time that the Notes are withdrawn by an ATM user from ATMs; or

                  3.2.2 the time that the Notes are re-delivered to, and receipted by, ALCS.

         3.4 For the avoidance of doubt, ALCS shall continue to retain beneficial ownership of any Notes collected from ATMs which are to be returned to ALCS under Clause 2.9, and legal ownership of those Notes shall revert to ALCS immediately upon delivery of the Notes to ALCS.

         3.5 At the time of withdrawal by an ATM User of the Notes from ATMs, legal and beneficial title to the Notes shall be transferred to the ATM User withdrawing the Notes, and at the same time a claim ("a Repayment Claim") will arise in favour of the Customer against the bank of that ATM User in an amount equal to the Cash Value of the withdrawal made by that ATM User. The Customer agrees that it shall hold all Repayment Claims on trust in accordance with the Declaration of Trust set out in Schedule 4.

         3.6 ALCS's Agent at each Nominated Cash Centre will issue a dated and time-stamped receipt, to the Customer's Carrier as evidence of acceptance of return of Notes by the Customer's Carrier under Clause 2.9. Copies of these receipts will be made available to Customer within 5 business days of request to ALCS. Customer will receive credit for notes returned on the date of return provided they are returned by 14.00hrs. A retrospective interest payment will be credited to the Customer's invoice on a monthly basis to reflect the value dating of the notes returned.

         4.       FEES

         4.1 The Customer shall pay the Fees to ALCS for the provision of the Services and any Additional Services.

         4.2 ALCS will use reasonable endeavours to send the Customer a notice of the Fees payable for the previous month within 5 Banking Days of the month end.

         4.3 The Fees shall be payable for the duration of the Agreement, monthly in arrears, on or following issue of the notice of Fees payable for that month under Clause 4.2. Fees shall be payable each month from such bank account as may be agreed between the parties from time to time in accordance with the direct debit to be provided by the Customer under Clause 4.10.

         4.4 All Fees are expressed to be exclusive of VAT. In the event that VAT is, or becomes, payable in respect of the Services or any part of them, a tax invoice shall be issued by ALCS and all such VAT shall be paid to ALCS by the Customer in addition to the Fees.

         4.5 In the event of any change in the rules or practice relating to NCS, or any change to any other industry practice which has or may have a material effect on the costs ALCS incurs in providing the Customer with the Services, or VAT is or becomes payable in respect of the services provided to ALCS by its Agents pursuant to this Agreement, ALCS reserves the right to vary the Fees to take account of any additional costs it or its Agents may incur. If ALCS varies the Fees, ALCS will give the Customer 30 days notice before any variation takes effect.

         4.6 If, for whatever reason, payment of the Fees is not received by ALCS in accordance with Clause 4.3, then the Customer shall pay interest to ALCS on the amount due at Alliance & Leicester plc's base rate plus 3% from the date payment became due until the date of payment.

         4.7 In the event that the actual annual Cash Order Volumes vary by plus or minus 20% compared with the annual Cash Order Volumes as agreed between the Customer and ALCS then ALCS shall have the option to propose amended Fees to be payable under this Agreement.

         4.8 If ALCS proposes amended Fees under Clause 4.7 above, then the parties shall discuss the proposed Fees and if the new Fees are agreed then the same shall apply from the date of such agreement. If the parties have not agreed amended Fees within 1 month of ALCS's proposal under Clause 4.7, then the Customer shall have the option within the next month to terminate this Agreement on 6 months' written notice. If the Customer serves notice under this Clause 4.8 then the existing Fees shall apply during the notice period. If the Customer has not served notice to terminate under this Clause 4.8 within 2 months of ALCS's proposal under Clause 4.7, and no other agreement as to amended Fees is made, then the amended Fees proposed by ALCS shall apply from the date ALCS made the proposal.

         4.9 The Customer shall forthwith execute a direct debit in favour of ALCS relating to the bank account agreed by the parties under Clause 4.3. In the event of a Discrepancy as set out in Clause 14, then ALCS shall have the right, , to debit or credit the value of such Discrepancy from or to the Customers account, as applicable, in accordance with Clause 14.4, and provide the Customer with written confirmation of the source of the Discrepancy.

         4.10 In addition to the Fees, interest charges shall be payable by the Customer to ALCS at Base Rate plus 5bpsin respect of the Cash Value of Notes provided under this Agreement, and shall be calculated on a daily basis from the day of collection of Cash from a Nominated Cash Centre up to but not including the date on which the full Cash Value of such Notes is received by ALCS under Clause 2.14.

         5.       DURATION

         5.1 This Agreement shall be conditional upon the following conditions having been fulfilled:

                  5.1.1 the Customer having provided to ALCS the following documents:

                           5.1.1.1 a copy of its memorandum and articles of association;

                           5.1.1.2  a copy of its certificate of incorporation;
                                    and

                           5.1.1.3 a copy of a resolution of its board of directors approving the terms of this Agreement; authorising a specified person or persons to execute this Agreement on its behalf; and authorising such authorised person(s) to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement, in each case certified by a director, officer or authorised attorney of the Customer as being true and complete as at the Commencement Date;

                  5.1.2    the Customer having provided to ALCS:

                           5.1.2.1 a signed Deed of Trust in the form set out in Schedule 4; [and]

                           5.1.2.2 a signed Irrevocable Undertaking (Customer) in the form set out in Schedule 5; [and]

                           5.1.2.3 [a duly executed parent company guarantee in a form specified by ALCS; and]

                  5.1.3 ALCS having provided to the Customer a signed Irrevocable Undertaking (ALCS) in the form set out in
                           Schedule 6.

         5.2 Subject to fulfilment of all the conditions in Clause 5.1, this Agreement shall commence on the Commencement Date and, subject to earlier termination under Clause 11, shall be for an initial period of 24 months, continuing thereafter until terminated by either party on not less than 6 months' prior written notice to the other party.

         6.       WARRANTIES

         6.1      Each party warrants that:

                  6.1.1 it is a company incorporated under the laws of England and Wales;

                  6.1.2 it has full capacity and authority to enter into and perform this Agreement; and that (in the case of the Customer) the signatory(s) to this Agreement and the direct debit under Clause 4.10 have full authority on behalf of the Customer to authorise debits from, and credits to, the Customers bank account agreed under Clause 4.3 in accordance with this Agreement;

                  6.1.3 it has taken all necessary action to authorise the entry into, and performance and delivery of, this Agreement;

                  6.1.4 all governmental and other consents necessary or desirable for entering into this Agreement have been obtained;

                  6.1.5 this Agreement constitutes its legal , valid and binding obligations, enforceable in accordance with their terms, subject (in the event of insolvency or analogous proceedings) to applicable laws relating to creditors rights and to limitations on the availability of remedies as a result of equitable considerations;

                  6.1.6 the entry into, and performance of, this Agreement does not and will not conflict with:

                           6.1.6.1 any applicable law or regulation of England and Wales or any applicable official or judicial order;

                           6.1.6.2 any material agreement or document to which it is a party or which is binding upon it or any of its assets; or

                           6.1.6.3 any provisions of its constitutional documents; and

                  6.1.7 it will perform its obligations under this Agreement using reasonable care and skill.

         6.2      The Customer warrants to ALCS that:

                  6.2.1 upon termination for any reason, or expiry, of the Agreement the Customer shall provide ALCS with, and ALCS shall have, unhindered access to the Notes, including the right to retrieve Notes (whether in transit, at any depot belonging to any Carrier or in
                           ATMs)

                  6.2.2 at the date of this Agreement neither the Customer nor any Affiliate of the Customer are in breach of any financial obligation under any banking or credit facility granted to the Customer or any Affiliate of the Customer by a bank or other financial institution;

                  6.2.3 the Customer will notify ALCS by telephone (to be confirmed in writing) within 24 hours of the Customer or any Affiliate of the Customer breaching any financial obligation under any banking or credit facility granted to the Customer or any Affiliate of the Customer by a bank or other financial institution. Such notification shall detail the financial obligation breached, the steps being taken to remedy such breach by the Customer or any Affiliate of the Customer, and the time period by which the Customer or the relevant Affiliate of the Customer must remedy the breach under the relevant banking or credit facility ("the Remedy Period").

         6.3 If ALCS has reasonable grounds to believe that the Customer and/or any Affiliate of the Customer may be in breach of any financial obligation under any banking or credit facility granted to the Customer or any Affiliate of the Customer by a bank or other financial institution, and no breach has been notified under Clause 6.2.3; then ALCS shall have the right to request in writing that the Customer and/or any Affiliate of the Customer unconditionally confirm in writing (with supporting documentary evidence) within 3 Banking Days of the request being made that no such breach exists. If the Customer does not provide such unconditional confirmation within 3 Banking Days, or ALCS has reasonable grounds for considering that the supporting documentation provided by the Customer and/or any Affiliate of the Customer does not provide reasonable confirmation that no such breach exists, then ALCS shall have the right to request in writing that the Customer and/or the relevant Affiliate of the Customer provide an auditors certificate (at the Customers cost) unconditionally confirming that no such breach exists. If the Customer and/or the relevant Affiliate of the Customer do not provide an auditors certificate in the required form within 7 Banking Days of the request being made by ALCS, then the Customer and/or the relevant Affiliate of the Customer shall be deemed to be in actual breach of a relevant financial obligation for the purposes of Clause 11.3.2.

7.       CONFIDENTIALITY

7.1 Subject to Clause 21.2, each party shall keep all Confidential Information in strictest confidence, and shall not without the prior approval of the other party use such Confidential Information for any purposes other than for the purpose of fulfilling its obligations under this Agreement. A party shall not disclose Confidential Information to any person other than its officers, employees, Carriers, Agents and Processing Agents without the prior written consent of the other party. Each party shall ensure that its officers, employees, Carriers, Agents and Processing Agents are aware of the need for compliance with the provisions of this Clause 7, and any disclosure to such officers, employees, Carriers, Agents and Processing Agents shall be solely for the purposes of this Agreement.

7.2      The foregoing shall not apply to Confidential Information which:

         7.2.1    is already known by the other party;

         7.2.2 is or becomes within the public domain other than by reason of a breach by such party of this Clause 7;

         7.2.3 is properly received by the other party who is not bound by any obligation of confidence;

         7.2.4 is required to be disclosed by any law or governmental or regulatory authority or agency or by any order of any court of competent jurisdiction;

         7.2.5 is required to be disclosed by the regulations of any recognised stock exchange.

8.       INTELLECTUAL PROPERTY

8.1 Neither party may use or reproduce in any manner or in any form any Intellectual Property belonging to the other party or to the Agent without the prior written consent of that party. If any such consent is given, it may be withdrawn at any time by giving written notice, in which case the party receiving the notice shall immediately withdraw from use any items incorporating the Intellectual Property.

8.2 Neither party shall refer to this Agreement, the Services, or to the other party in any publicity, advertisement, promotion or other disclosure without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

                              9. ENTIRE AGREEMENT

9.1 This Agreement, including the Schedules hereto, constitutes the entire understanding between ALCS and the Customer and supersedes all previous agreements, undertakings and non-fraudulent representations relating to its subject matter. No variation or amendment of this Agreement shall be effective unless made in writing and signed as an agreed amendment.

10.      ASSIGNMENT

10.1 This Agreement is personal to the Customer and the Customer shall not be entitled to sub-contract, assign or transfer all or any of its rights, benefits and/or obligations under this Agreement without the prior written consent of ALCS. For the avoidance of doubt, if any proposed assignee is a company or legal entity whose registered office or principal place of business is not situated in the United Kingdom, then this shall be reasonable grounds to withhold consent.

10.2 ALCS may assign or transfer all or any of its rights and/or obligations under this Agreement at any time upon notice in writing to the Customer, and the Customer shall enter into such documents as ALCS may stipulate in order to effect such transfer or assignment.

10.3 The Customer may not sub-contract its rights or responsibilities under this Agreement, or materially amend the terms of any permitted sub-contract related to or in connection with this Agreement, without the prior written consent of ALCS. It shall be a condition of ALCS granting any consent to the Customer to employ a Carrier, that ALCS shall have the right to inspect and approve the contract between the Customer and the Carrier to enable ALCS to satisfy itself that the Customer is meeting its obligations under this Agreement, that ALCS's title to Cash is acknowledged, and that the Carrier's security and operational procedures meet ALCS requirements.

11.      TERMINATION

11.1     This Agreement may be terminated as follows:

         11.1.1 by either party forthwith by notice in writing to the other party if the other party is in material breach of this Agreement and fails to remedy the breach within 30 days of notice of the breach being given by the non-defaulting party. For the avoidance of doubt, any material breach of the Requirements Document shall be a breach of this Agreement;

         11.1.2 by either party forthwith by notice in writing to the other if the other party (or its parent or holding company) shall be in breach of any financial obligation under any banking or credit facility granted to it by a bank or financial institution, shall become insolvent, shall convene a meeting of creditors, or if a proposal shall be made for a voluntary arrangement or any other composition, scheme or arrangement with (or assignment for the benefit of) its creditors, or if it shall be unable (or is deemed by law to be unable) to pay its debts, or if a trustee, receiver, administrative receiver, liquidator or similar officer is appointed in respect of all or any part of its business or assets or if a petition is presented or a meeting is convened for the purpose of consideration of a resolution or other steps are taken for the winding up or dissolution of the other party or for the making of an administration order (other than for the purposes of a reconstruction or amalgamation);

         11.1.3   by either party as provided for in Clauses 5.2 or 5.3;

         11.1.4 by ALCS forthwith by notice in writing if ALCS has reasonable grounds to believe the Services are being used for fraudulent or money laundering purposes;

         11.1.5   by the Customer as provided for in Clause 4.8.

         11.1.6 by ALCS forthwith by notice in writing if at any time there occurs any event or circumstance which has had or is reasonably likely to have a material adverse effect on the ability of the Customer to meet any if its obligations under this Agreement

11.2 This Agreement may be terminated immediately by ALCS upon written notice to the Customer in the event that ownership or control of the Customer is materially altered whether by change of ownership of stock or otherwise, where in the reasonable opinion of ALCS such change in ownership is detrimental to ALCS. For the purposes of this Clause 11.2, "control" means the ability to direct the affairs of another whether by virtue of ownership of shares, contract or otherwise.

11.3 This Agreement may be terminated by ALCS immediately upon written notice to the Customer if, at the time of service of the notice by ALCS, the Customer and/or any Affiliate of the Customer are in actual breach of any financial obligation under any banking or credit facility granted to the Customer or any Affiliate of the Customer and:

         11.3.1 such breach has not been notified to ALCS by the Customer in accordance with Clause 6.2.3; or

         11.3.2 ALCS has not been provided, within 5 Banking Days of a request being made by ALCS under Clause 6.3, with an auditors certificate unconditionally confirming that the Customer and/or the relevant Affiliate of the Customer are not in breach of any financial obligation under any banking or credit facility granted to the Customer or the relevant Affiliate of the Customer by a bank or other financial institution; or

         11.3.3 such breach has been notified by the Customer to ALCS under Clause 6.2.3 and the Remedy Period (as defined in Clause 6.2.3) under that notification has expired without remedy of the breach; or

         11.3.4 such breach has been notified by the Customer to ALCS and three calendar months have expired without remedy of the breach. For the avoidance of doubt, the right to terminate granted under this Clause 11.3.4 shall apply irrespective of whether any Remedy Period for that breach has expired.

[11.4]   (deleted)

11.5 Upon termination for any reason, or expiry, of this Agreement, the Customer shall forthwith comply with its obligations under Clause 6.2.1 and shall in addition procure that the Carrier allows ALCS immediate and unhindered access to the Notes (including the right to physical possession of the Notes). ALCS will provide the Customer with written confirmation of the amount of Notes retrieved pursuant to this provision.

11.6 Any termination of this Agreement pursuant to this Clause 11 shall be without prejudice to any other rights or remedies either party may be entitled to hereunder or at law and shall not affect any accrued rights or liabilities of either party.

11.7 The rights and obligations of the parties under Clauses 2.2, 2.5, 2.10, 2.11, 2.14, 2.20, 3, 4, 6, 7, (for 5 years from termination), 8, 11,
         12, 13, 14, 19, 20, and 22.1 shall survive any termination of this Agreement.

12.      FORCE MAJEURE

12.1 ALCS shall not be responsible for delay or failure to perform the Services or any part of the Services due to causes beyond its reasonable control, including (as examples but not by way of limitation) force majeure, act of God or governmental act, fire, explosion, accident, civil commotion, war (whether declared or not), terrorist attack, industrial dispute (whether at ALCS, the Agent or any third party) or the failure (directly or indirectly) of any machine, data processing system or transmission link ("an event of Force Majeure").

12.2 ALCS agrees to give notice forthwith to the Customer upon becoming aware of an event of Force Majeure and to use all reasonable endeavours to mitigate the effect of any event of Force Majeure upon the performance of this Agreement.

12.3 The provisions of this Clause 12 shall not apply in respect of the obligations under Clauses 2.9, 2.10, 2.11, 2.14, 3, 4, 6.2.3, 6.3,
         7,10.3, 13.5 and 22.

13.      LIABILITY AND INSURANCE

13.1 Neither party shall be liable to the other party for any indirect or consequential loss (including any loss of profits, revenue, anticipated savings, goodwill, data, contracts or any loss or damage suffered by a party as a result of any claims brought by a third party) which may arise in connection with this Agreement or the Services, even if such loss was reasonably foreseeable or the defaulting party had been advised of the possibility of the other party incurring the same.

13.2 ALCS shall not be liable to the Customer for any loss suffered as a result of the misuse of the Services by the Customer.

13.3 ALCS's aggregate liability to the Customer under or in connection with this Agreement (whether in contract, tort or howsoever arising) in respect of one cause of action or any series of events arising from the same cause of action shall not exceed the amount of Fees paid by the Customer to ALCS in the 12 months prior to the cause of action arising.

13.4 Notwithstanding anything to the contrary contained in this Agreement, neither party excludes or limits liability for fraud or for death or personal injury resulting from a negligent act or omission of its employees, agents or subcontractors.

13.5.1 The Customer shall maintain money insurance cover ("the Insurance") in respect of loss of Notes in the Customers ATMs in a sum not less than $1,000,000, subject to a reasonable excess/deduction of no more than $15,000 per claim; in addition the Customer shall maintain fidelity insurance cover in a sum not less that $500,000; and shall name ALCS on any relevant insurance policy ("the Policy") as an additional insured party. All monies recovered by the Customer under the Policy in accordance with this Clause 13.5 shall be for the benefit of ALCS. For the avoidance of doubt, the Customer also confirms that in relation to any insurance claim made by its Carrier in respect of the Notes, the proceeds of which are payable to the Customer (either directly or by the Carrier), the Customer shall hold such proceeds upon trust for ALCS absolutely and shall promptly pay such proceeds to ALCS to the extent such amount is outstanding to ALCS.

13.5.2 The Customer shall accept and self-insure such of its liabilities under this Agreement as are not covered under the insurance to be maintained under Clause 13..5.1 including, for the avoidance of doubt:

         13.5.2.1 liability for cash from the point at which the Customer or its nominated Carrier crosses the threshold of the premises at which the ATM site is situated (including the period of replenishment of the ATM's and decashing of ATM's) until the Customer or its nominated carrier exits by re-crossing the threshold of the premises at which the ATM site is situated: and

         13.5.2.2 any liability in excess of the minimum insured amount under Clause 13.5.1: and

         13.5.2.3 any liability not covered by, or excluded from a claim against, the insurance cover required under Clause 13.5.1 including liability for the cash while in transit to and from the Nominated Cash Centre, and excess/deductible under the insurance policy.

13.6 Where so required by ALCS, the Customer shall produce the Policy for inspection by ALCS, together with evidence of payment of premiums due for the Policy. The Customer shall ensure that in the event that the Insurance is about to be cancelled or will lapse for any reason, the Customers insurers and/or insurance brokers will notify ALCS immediately to take whatever action is necessary to prevent such cancellation or lapse.

13.7     In the event that the Customer fails to comply with Clauses 13.5 or
         13.6 (which shall be a material breach of this Agreement) then without prejudice to ALCS' rights against the Customer for such breach, ALCS reserves the right to insure against any of the obligations referred to in Clause 13.5 and to recover the premiums payable in respect of such insurance from the Customer.

13.8 Save as expressly set out in this Agreement, ALCS gives no warranties, guarantees or undertakings concerning its performance of the Services and any Additional Services, and the Customer hereby expressly agrees and acknowledges that all other conditions, terms, undertakings and warranties, express, implied or statutory in respect of the Services and the Additional Services (including but not limited to those as to quality, performance, suitability or fitness for purpose) are hereby excluded.

14.      DISCREPANCIES

14.1     Missing PBNE's

         14.1.1 Upon receipt of Cash by the Carrier immediately following its collection from a Nominated Cash Centre, the Carrier shall (under dual control) undertake an initial bulk check to ensure that the appropriate number of PBNEs of each relevant Note denomination are present to meet the individual ATM replenishments as advised by the customer. This information will be shown on the Cash breakdown sheet delivered with the Cash. If any PBNEs are missing, or if there is an excess, the Customer should immediately advise ALCS Discrepancy Duty by telephone on 0151 966 2182.

14.2     Cash Discrepancies

         14.2.1 A full Note count is to be undertaken by the Carrier immediately following collection from a Nominated Cash Centre of the Cash from ALCS to ensure sufficient value of notes per denomination are present to meet the ATM replenishments as advised by the Customer. Any discrepancies (shortages or excesses) should be immediately reported by telephone to ALCS Discrepancy Duty on 0151 966 2182. If the carrier elects not to undertake a full Note count, the Customer accepts full responsibility for the stated amount of Notes collected.

         14.2.2   ATM Discrepancies

         14.2.1 Each ATM shall be emptied at least once each month (or such other interval as may be agreed between the parties from time to time for each ATM) and the Notes removed from each of the ATM returned to a Nominated Cash Centre by the Customer's Carrier. Notes must be re-banked to the Nominated Cash Centre no later than the morning of the third Banking Day following removal of the Notes from the ATM by the Customer's Carrier. All re-banked Notes shall be fully sorted and placed into PBNE's provided by ALCS in accordance with the denominational specification on the bag prior to re-banking. All PBNEs must be marked with a Customer specific stamp and identify the ATM from which they have been removed, allowing an audit trail to be developed.

         14.2.3 ALCS shall have the right after 15 Banking Days of re-banking of any Notes, to claim against the Customer in respect of any Discrepancy shortage in the re-banked PBNEs.

14.3     Settlement

         14.3.1 ALCS will investigate all Discrepancies and liase directly with the Carrier if appropriate. At all times ALCS will ensure the Customer is kept appraised of ongoing investigations.

         14.3.2 Settlement in respect of Discrepancies, once substantiated by ALCS, will take place monthly by credit to or debit from, as applicable, the Customers bank account agreed under Clause 4.3 of this Agreement.

         14.3.3 Where a forgery is found in Cash provided under this Agreement, the Customer shall, within 3 Banking Days of collection of the Cash from ALCS, forward to ALCS at the address below the forged note together with confirmation of the Discrepancy value and the relevant PBNE/bag and Note wrapper. Settlement of the Discrepancy value of the forgery will be made by credit to the Customers bank account.

14.4     ALCS address for Discrepancies is:

         Cash Development Branch, Discrepancy Duty, Alliance & Leicester Cash Solutions, 7 East ,Bridle Road, Bootle, GIR OAA

15.      DISPUTES

15.1 If any dispute or difference arises in connection with this Agreement, the parties shall meet in good faith with a view to resolving the dispute. If the parties are unable to resolve the dispute within ten Banking Days, then the parties may refer the matter to their senior management representatives for resolution.

15.2 If the senior management representatives are unable to resolve the dispute within a further ten Banking Days then the parties may, by agreement, refer the matter to mediation in accordance with the Centre for Dispute Resolution (CEDR) Model Mediation Procedure, the costs of which shall be borne jointly by the parties.

16.      WAIVER

16.1 No waiver by one party of any breach of this Agreement by the other party shall be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement. No delay or indulgence by one party in enforcing the provisions of this Agreement shall prejudice or restrict the rights of that party.

17.      SEVERABILITY

17.1 Each of the provisions of this Agreement are separate and severable and enforceable accordingly and if, at any time, any provision is judged by any court in a competent jurisdiction to be void or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not, in any way, be affected or impaired thereby.

18.      NOTICES

18.1 Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand at, or sent by registered post to, a party at the address for such party set out below, or such other address as the party may from time to time designate by written notice to the other.

18.2 Notices to the Customer shall be sent to the Company Secretary at the Customer's registered office. Notices to ALCS shall be sent to Director of Cash Development, ALCS, Bridle Road, Bootle, G1R 0AA.

19.      AUTHORITIES

19.1 ALCS may set off monies due to ALCS under this Agreement against any sum which is or may become due to the Customer from ALCS or any other company in the Alliance & Leicester plc Group of companies, whether under this Agreement or otherwise.

19.1 The Customer hereby grants to ALCS during the period of this Agreement, irrevocable authority to credit monies to, and debit monies from, the Customers bank account as agreed under Clause 4.3 in accordance with the provisions of this Agreement.

20.      THIRD PARTY RIGHTS

20.1 This Agreement does not create any benefit, warranty, representation or promise enforceable by any person not a party to it. In particular, the Contract (Rights of Third Parties) Act 1999 shall not apply to this Agreement and all rights on the part of, or for the benefit of, any third party which may arise out of this Agreement under that Act are hereby excluded.

21.      APPLICABLE LAWS AND DATA PROTECTION

21.1 Both parties shall comply with all applicable laws, rules, regulations, by-laws and codes of practise in performing their respective obligations under this Agreement.

21.2 Each party shall (and shall procure that each of its sub-contractors shall) comply with the provision and obligations imposed by the Data Protection Act 1998 and the Data Protection Principles set out in the Act, and data and material of any kind subject to the Act shall be returned to the disclosing party on request. The parties acknowledge that performance of a duty imposed by the Act shall not constitute a breach of any obligation of confidentiality which may be owed to the other party.

22.      AUDIT AND PROVISION OF INFORMATION

22.1 ALCS shall have the right, at its own cost, to examine the Customers books and records for the purposes of ascertaining that the financial information pertaining to the Services has been provided accurately. For that purpose, the Customer hereby grants to ALCS and its professional advisors a right of access to the Customers premises, systems and information on the giving of reasonable notice during normal business hours. ALCS and its professional advisors shall have the right to take copies of any financial books and records they reasonably require and the Customer shall provide all necessary facilities free of charge.

22.2 Without prejudice to ALCS' rights under Clause 10.3, the Customer shall on ALCS' written request provide ALCS with all relevant extracts of all of the Customers relevant agreements with LINK, Processing Agent(s), Carrier(s) and other relevant sub-contractors so as to enable ALCS to satisfy itself that the Customer has met its obligations under this Agreement and that all relevant third parties are aware of ALCS's ownership of the Notes and rights of access to the Notes under this Agreement.

22.3 The Customer shall, on a quarterly basis, provide ALCS with a full and complete set of management accounts for the previous quarter for the Customer and any Affiliate(s) of the Customer requested by ALCS. Such accounts shall be provided to ALCS within the same period as that required by the Securities Exchange Commission in the United States of America for provision of quarterly accounts.

22.4 The Customer shall, no later than six months after the end of each of the accounting year of the Customer (and any relevant Affiliate of the Customer if requested by ALCS), provide ALCS with a full and complete set of each of the Customer's and the relevant Affiliate(s) respective annual statutory accounts relating to that accounting year. ALCS may, at its option and cost, require such statutory accounts to be independently audited.

23       LAW

23.1 This Agreement shall be governed by and construed in accordance with English law and both parties hereby submit to the exclusive jurisdiction of the English courts.

Signed  /S/ Frank Lambe
      ___________________________________________
for and on behalf of

       ALLIANCE & LEICESTER CASH SOLUTIONS LIMITED

By Frank Lambe, Director of Cash Development

Signed   /S/ Ashley S. Dean
      ___________________________________________
For and on behalf of

TRM (ATM) LIMITED

By Ashley S. Dean, Managing Director

(C) Alliance & Leicester Cash Solutions Limited 2002Ref: ALCS/Cash Sales
2/1/2002